Exhibit 8.1

                                                              September 24, 1997

Banknorth Group, Inc.
300 Financial Plaza
Burlington, Vermont 05401

            Re:   Banknorth Group, Inc.
                  Banknorth Capital Trust I
                  Registration Statement
                  --------------------------

Dear Sirs:

      We have acted as special tax counsel to Banknorth Group, Inc., a Delaware corporation (the "Corporation" or "Banknorth") and Sponsor of Banknorth Capital Trust I, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), in connection with a Registration Statement on Form S-4 (the "Registration Statement"), filed by the Corporation and the Trust on September 24, 1997 with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "1933 Act") relating to the registration of the 10.52% Capital Securities, Series B of the Trust (the "Original Capital Securities"), the 10.52% Junior Subordinated Deferrable Interest Debentures, Series B, due May 1, 2027 of the Corporation, and the Series B Capital Securities Guarantee of the Corporation with respect thereto. Capitalized terms used herein but not defined have the meanings as provided in the prospectus.

      In rendering our opinion, we have examined the Amended and Restated Declaration of Trust (the "Trust Agreement") of the Trust among the Corporation, as Sponsor of the Trust, The First National Bank of Chicago, as property trustee (the "Property Trustee"), First Chicago Delaware, Inc., as Delaware trustee (the "Delaware Trustee"), and the Administrative Trustees named therein (collectively, with the Property Trustee and the Delaware Trustee, the "Issuer Trustees"), and have assumed that the Issuer Trustees will conduct the affairs of the Trust in accordance with the Trust Agreement.

      We hereby confirm the opinions described under the caption "Certain Federal Income Tax Consequences" in the Prospectus that is part of the Registration Statement.

      We hereby consent to the use of our name under the caption "Certain Federal Income Tax Consequences" in the


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Prospectus. The issuance of such a consent does not concede that we are an
"Expert" for the purposes of the 1933 Act.

                                       Very truly yours,


                                       /s/ Brown & Wood LLP

                                       BROWN & WOOD LLP


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